EXHIBIT 4.3

THIS WARRANT, THE SHARES OF CLASS A-2 PREFERRED STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE CLASS A-2 PREFERRED STOCK (COLLECTIVELY, THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMALL WORLD KIDS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to purchase up «M_1» shares of Class A-2 Convertible Preferred Stock of Small World Kids, Inc. (subject to adjustment as provided herein)

CLASS A-2 CONVERTIBLE PREFERRED STOCK PURCHASE WARRANT

No. «M_2»Issue Date: April 23 2007

SMALL WORLD KIDS, INC., a corporation organized under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, «M_3», or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time thereafter up to and including April 30, 2012 (the “Expiration Date”), up to «M_4» («M_1») fully paid and non-assessable shares of Class A-2 Convertible Preferred Stock (the “Warrant Shares”), for a cash price of $1.00 per share (the “Exercise Price”).

This Warrant is one of a series of Warrants (the “Warrants”) being issued concurrently by the Company pursuant to the terms of (i) that certain Note Purchase Agreement, dated as of April 23, 2007, between the Company, the Holder and others, and (ii) that certain Note Purchase Agreement, dated as of October 6, 2006, as amended (collectively, the “Purchase Agreements”).

The capitalized terms used in this Warrant that are not defined herein shall have the meanings ascribed to them in the Purchase Agreements.

1.  Exercise of Warrant; Issuance of Stock Certificates. This Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date for all or any part of the Warrant Shares (but not a fraction of a share) which may be purchased hereunder by delivery to the Company of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) duly filled in and signed and upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised. The Company agrees that the Warrant Shares purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed and executed Exercise Notice delivered, and payment made for such Warrant Shares in accordance herewith. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder of record, or as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable Warrant Shares to which the Holder shall be entitled on such exercise. In the case of a purchase of less than all of the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver to the Holder hereof within a reasonable time a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase.

2.  Warrant Shares to be Fully Paid. The Company covenants and agrees that all Warrant Shares will, upon issuance and payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all preemptive rights, liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.  Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A-2 Preferred Stock and Common Stock, as the case may be, solely for the purpose of effecting the exercise of the Warrants such number of its Warrant Shares and shares of Common Stock as shall from time to time be sufficient to effect the exercise of the Warrants and the conversion of the Warrant Shares; as the case may be, and if at any time the number of authorized but unissued Warrant Shares or shares of Common Stock shall not be sufficient to effect the exercise of the Warrants, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Warrant Shares or shares of Common Stock, as the case may be, to such number of shares as shall be sufficient for such purposes.

4.  No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

5.  No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company except as expressly provided in Section 11 hereof. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

6.  Compliance with Securities Law; Transferability. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares to be issued upon exercise hereof, and the shares of Common Stock to be issued upon conversion of the Warrant Shares, are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant, the Warrant Shares or any shares of Common Stock issuable upon the conversion of the Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or applicable state securities laws. Subject to the foregoing, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part. On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant so surrendered by the Transferor.

7.  Registration Rights. The Holder has been granted certain registration rights by the Company pursuant to the terms of that certain First Amended and Restated Registration Rights Agreement entered into by the Company, Holder and others, as the same may be amended, modified and/or supplemented from time to time.

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8.  Warrant Agent. The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing the Warrant Shares on the exercise of this Warrant, exchanging this Warrant or replacing this Warrant, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

9.  Transfer on the Company’s Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10.  Notices, Etc. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

11.  Amendment, Waiver or Discharge. Any provision of this Warrant may be amended, waived, or modified upon the written consent of the Company and the Holders of Warrants representing a majority of the unexercised Warrant Shares thereunder (collectively, the “Majority Holders”), and such amendment, waiver or modification shall be binding on the Holder. Any amendment to the Certificate of Designation creating the Warrant Shares or waiver of any rights with respect to the Warrant Shares shall be approved by the Company and the Majority Holders.

12.  Applicable Law; Venue. This Warrant shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or enforcement of this Warrant, the parties irrevocably consent to jurisdiction in any federal or state court located in the City of Los Angeles, California, and waive their rights to object to venue in such court, regardless of convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Warrant may be accomplished in any manner provided by law. The Company and the Holder each agrees that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

13.  Attorneys’ Fees. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.

14.  Interpretation. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

WITNESS:	SMALL WORLD KIDS, INC.

By:
Name: Debra Fine
Title: President

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EXHIBIT A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

TO:	Small World Kids, Inc.
5711 Buckingham Parkway
Culver City, CA 90230
Attention: Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No._____), hereby irrevocably elects to purchase ______________ shares of the Series A-2 Preferred Stock covered by such warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the Exercise Price per share provided for in such Warrant, the aggregate Exercise Price of which is $_________________. Payment of the aggregate Exercise Price shall be in lawful money of the United States by check, cash or wire transfer.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to __________________________________________________ whose address is ______________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Class A-2 Preferred Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT
(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Class A-2 Preferred Stock of Small World Kids, Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Small World Kids, Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

SIGNED IN THE PRESENCE OF:
(Name)
ACCEPTED AND AGREED:[TRANSFEREE]

(Name)